EXHIBIT 99.1

Premier Exhibitions Signs Lease for World-Class Exhibition & Retail Space in Midtown Manhattan

Company Expects Return to New York City in Fall 2014

ATLANTA, April 15, 2014 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced that it has signed a long-term lease for 51,232 square feet of world-class exhibition and retail space in Midtown Manhattan at 417 Fifth Avenue. The leased premises encompass the building's entire second floor and a significant amount of the first floor.

The exhibition and retail space is located between 37th and 38th streets on New York City's most famous avenue in the Grand Central district near Bryant Park, the Empire State Building and only a few blocks east of Times Square. Premier will enjoy a Fifth Avenue entrance at street-level to access the exhibition hall and a large retail space. The entire second floor plus the additional space on the building's first floor will house the exhibitions and a large meeting/entertainment/special event space. The Company intends to install unique signage on Fifth Avenue that will provide significant visibility on one of the city's major thoroughfares.

Samuel S. Weiser, President and CEO of Premier Exhibitions, said, "We are delighted to be returning to New York City with a marquee, centrally-located space that will enable us to offer a truly museum-quality experience in the New York market. Prior to Hurricane Sandy permanently closing our former South Street Seaport location, Premier has successfully operated exhibitions in New York City since 2007. We are confident that re-entering the market in this new Fifth Avenue location will enable us to be equally, if not more, successful in this new venue. In addition to the more than 23 million local residents in the Tri-State area, New York City boasts a strong and growing tourism industry that is on pace to reach 55 million foreign and American visitors this year. We view this opportunity as a means to bolster our stationary exhibition business over the long-term through content that appeals to visitors and local residents alike."

Weiser concluded, "We anticipate being up and running this coming fall, well-ahead of the important Holiday season."

Specific information about the exhibitions that will be opening in the space will be released at a later date.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.premierexhibitions.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com